CHARLES C.S. PARK
                                 ATTORNEY AT LAW

                              1665 CHARLESTON ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043

                             TELEPHONE (650)965-8300
                            TELECOPIER (650)964-9591

May 7, 1999

American Century Government Income Trust
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

         As counsel to American Century Government Income Trust (the "Trust"), I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Trust described in 1933 Act Post-Effective Amendment No. 37 and 1940 Act Amendment No. 38 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on May 7, 1999, will, when issued, be validly issued, fully paid and nonassessable.

         For the record, it should be stated that I am an employee of American Century Services Corporation, an affiliated corporation of American Century Government Income Trust, Inc., the investment advisor of the Trust.

         I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 37 and Amendment No. 38, referenced above.

                                 Very truly yours,

                                 /s/Charles C.S. Park
                                 Charles C.S. Park